UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     March 2, 2011

Athena Silver Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	_000-51808	90-0158978
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

c/o Brian Power; 2010A Harbison Drive # 312, Vacaville, CA  95687
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (707) 884-3766

_________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 4.01       CHANGES IN REGISTRANT'S CERTIFYING  ACCOUNTANTS

Effective March 2, 2011, the Board of Directors acting as an Audit Committee which has not been separately appointed, dismissed Schumacher & Associates, Inc., as independent auditors of Athena Silver Corporation (the “Company”).  In the period from Schumacher & Associates, Inc.’s appointment in 2004 until March 2, 2011 (the date of dismissal), there were no disagreements with Schumacher & Associates, Inc. on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Schumacher & Associates, Inc., would have caused Schumacher & Associates, Inc. to make reference to the matter in its report on the Company’s financial statements; and there were no reportable events as defined in Item 304(a) (1) of Regulation S-K.  Schumacher & Associates, Inc., issued audit reports on our financial statements as of and for the years ended December 31, 2009, 2008, 2007, 2006 and 2005 which reports each included an explanatory paragraph concerning the Company’s ability to continue as a going concern

Effective March 2, 2011, the Company's Board of Directors, acting as an Audit Committee which has not been separately appointed, approved the appointment of MaloneBailey, LLP to serve as the Company's independent registered public accounting firm to audit the Company's financial statements as of and for the year ended December 31, 2010.  Prior to its engagement as the Company's independent registered public accounting firm , the Company had not consulted MaloneBailey, LLP with respect to the application of accounting principles to specific transactions or the type of audit opinion that might be rendered on the Company's financial statements. The engagement of MaloneBailey, LLP was effective on March 1, 2011.

The Company has provided Schumacher & Associates, Inc. with a copy of the above disclosures. Attached as Exhibit 16 is a copy of Schumacher & Associates, Inc.’s letter, dated March 7, 2011, stating its agreement with such statements.

 Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable

(b)	Pro forma financial information.

Not applicable

(c)       Shell company transactions.

Not applicable

(d) Exhibits

Item	Title

16.0	Pursuant to Item 304(a)(1) of Regulation S-K, the Registrant herewith files the letter of Schumacher & Associates, Inc., former accountants to the Company.

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Athena Silver Corporation.

Date: March 7, 2011	By__/s/ John C. Power___ John C. Power Chief Executive Officer/Director

3